UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

15 Park Row West, Suite 302, Providence, RI 02903
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders, held on December 16, 2025 (the “Annual Meeting”), the stockholders of United Natural Foods, Inc. (the “Company”) approved the Fifth Amended and Restated 2020 Equity Incentive Plan (the “Fifth Amended Plan”) to increase the number of shares that may be issued under the plan by 1,500,000 shares. A detailed summary of the material terms of the Fifth Amended Plan appears on pages 64-71 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on November 5, 2025. This summary of the Fifth Amended Plan is qualified in its entirety by reference to the full text of the Fifth Amended Plan, which is filed as Annex A to the Proxy Statement and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 52,435,279 shares of the common stock of the Company, out of a total of 60,931,668 shares of common stock outstanding and entitled to vote as of October 22, 2025, the record date, were present in person or represented by proxies. The Company’s stockholders voted on four proposals at the Annual Meeting. The results of voting on the four proposals, including final voting tabulations, are set forth below.

(1)The stockholders elected Lynn S. Blake, Gloria R. Boyland, J. Alexander Miller Douglas, Daphne J. Dufresne, Michael S. Funk, James M. Loree, Shamim Mohammad, James L. Muehlbauer, James C. Pappas and Jack Stahl to serve as Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Lynn S. Blake	46,595,607	1,092,610	267,367	4,479,695
Gloria R. Boyland	46,599,939	1,113,574	242,071	4,479,695
J. Alexander Miller Douglas	47,597,792	111,902	245,890	4,479,695
Daphne J. Dufresne	46,619,680	1,093,385	242,519	4,479,695
Michael S. Funk	47,096,602	596,949	262,033	4,479,695
James M. Loree	47,592,420	87,861	275,303	4,479,695
Shamim Mohammad	47,286,743	414,663	254,178	4,479,695
James L. Muehlbauer	47,625,502	84,360	245,722	4,479,695
James C. Pappas	46,519,225	1,191,608	244,751	4,479,695
Jack Stahl	46,136,819	1,573,506	245,259	4,479,695

(2)The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 1, 2026.

For	Against	Abstain	Broker Non-Votes
51,091,786	1,086,540	256,953	—

(3)The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
46,684,471	870,985	400,128	4,479,695

(4)The stockholders approved the Fifth Amended and Restated 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
34,540,446	13,095,862	319,276	4,479,695

Item 8.01    Other Events.

In September 2022, the Board of Directors of United Natural Foods, Inc. (the “Company”) authorized a repurchase program for up to $200 million of its common stock over a term of four years (the “Program”), which has $138 million remaining. The Company has not made repurchases under the Program since the fourth quarter of its fiscal year ended July 29, 2023. The Company expects to resume opportunistic repurchases under the Program.

Under the Program, the Company is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices in accordance with securities laws and other legal requirements, and subject to market conditions and other factors. The Company will manage the timing and amount of any repurchases in response to market conditions and other relevant factors, including repurchase limitations under the terms of its Term Loan Agreement entered into on October 22, 2018, as amended from time to time (the “Agreement”). Pursuant to the Agreement, the Company is currently limited to $25 million of repurchases until such time as its Consolidated Total Net Leverage Ratio (as defined in the Agreement) is no greater than 3.00:1.00. The Company will also manage repurchases consistent with prioritizing achievement of its capital investment and net leverage reduction targets.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act regarding the Program. The Company’s actual results could differ materially from those contained in forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Any forward-looking statements speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Fifth Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan (Filed as Annex A to the Registrant’s Proxy Statement on Form DEF 14A filed on November 5, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ GIORGIO MATTEO TARDITI
Name:	Giorgio Matteo Tarditi
Title:	President and Chief Financial Officer

Date:    December 17, 2025